UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2017

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                           N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Giga-tronics Incorporated (the “Company”) held its annual meeting of shareholders. The meeting convened on October 11, 2017, and completed on October 12, 2017. There were issued and outstanding on September 8, 2017, the record date for the meeting, 10,137,153 shares of Common Stock and an aggregate of 18,534 shares of Convertible Voting Perpetual Preferred Stock eligible to vote. The Convertible Voting Perpetual Preferred Stock, all of which is held by Alara Capital AVI II, LLC, entitles the holder to vote with holders of the Common Stock at the rate of 100 votes per share.

Holders of a total of 8,401,858 (83%) shares of Common Stock and 18,534 (100%) shares of Convertible Voting Perpetual Preferred Stock were present at the meeting in person or represented by proxy.

All proposals passed, with the votes listed below.

1.	Elect five directors to the Company’s Board of Directors for the ensuing year:

Election of Directors	Votes For *	Votes Withheld
Gordon L. Almquist	5,187,476	90,651
Lutz P. Henckels	5,072,968	205,159
John R. Regazzi	5,076,147	201,980
William J. Thompson	5,073,122	205,005
Jamie Weston	5,074,133	203,994

* Totals include 1,853,400 votes represented by 18,534 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal passed; all nominees have been elected as Directors for the ensuing year.

2.	Ratify the appointment of Crowe Horwath LLP as independent certified public accountants for the fiscal year ending March 31, 2018:

Votes For *	Against	Abstain
10,412,991	74,943	8,524

* Total includes 1,853,400 votes represented by 18,534 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal has been approved.

3.	To approve advisory vote on executive compensation.

Votes For*	Against	Abstain
5,044,593	114,089	119,445

* Total includes 1,853,400 votes represented by 18,534 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal has been approved.

4.

To approve an amendment to the Company’s amended and restated articles of incorporation to effect a reverse stock split of the outstanding shares of the Company’s common stock, no par value, in the ratio of 1:4.

Votes For*	Against	Abstain
9,560,360	871,361	64,737

* Total includes 1,853,400 votes represented by 18,534 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal has been approved. The record date for the reverse split will be announced at least 10 days prior to the effective date.

5.

To approve under applicable NASDAQ rules, the issuance of shares in a private placement of any combination of common stock, preferred stock or warrants to purchase common stock, which upon their issuance could result in the issuance of more than 20% of the number of outstanding shares.

Votes For*	Against	Abstain
4,920,827	336,447	20,853

* Total includes 1,853,400 votes represented by 18,534 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal has been approved.

6.	Any other business as may properly come before the meeting.

Votes For*	Against	Abstain
4,880,505	260,696	136,926

* Total includes 1,853,400 votes represented by 18,534 shares of the Company’s Convertible Voting Perpetual Preferred Stock.

The foregoing proposal has been approved.

No other matters were presented for approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2017	GIGA-TRONICS INCORPORATED

By: /s/ Temi Oduozor Corporate Controller (Principal Accounting & Financial Officer)